Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ironclad Performance Wear Corporation

1920 Hutton Court, Suite 300

Farmers Branch, Texas 75234

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-197355, 333-189258, 333-139210, 333-145855 and 333-176326) of Ironclad Performance Wear Corporation of our report dated March 17, 2014 relating to the consolidated financial statements for the year ended December 31, 2013, which appear in this Form 10-K.

/s/ EFP Rptenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

March 16, 2015